FIRST AMENDMENT to

LEASE dated March 20, 2000

by and between

ROTUNDA PARTNERS II, a California limited liability company, as Landlord

and

SCIENTIFIC LEARNING CORPORATION, a Delaware corporation, as Tenant

THIS FIRST AMENDMENT TO LEASE is dated December 29, 2000 for reference purposes only, and is made by and between ROTUNDA PARTNERS II, a California limited liability company (“Landlord”) and SCIENTIFIC LEARNING CORPORATION, a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this First Amendment shall have executed the Amendment.

WHEREAS, Landlord and Tenant have entered into the Lease dated March 20, 2000 (“the “Original Lease”); and

WHEREAS, it now appears that the Delivery Date, as defined in the Lease, will be delayed beyond the date originally contemplated.

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1.	Section 2.4 of the Original Lease is hereby amended to read in full as follows:

”2.4 Delivery Of Possession. Landlord shall deliver to Tenant possession of the Leased Premises upon Substantial Completion of the Improvements as that term is defined in the Work Letter (defined in Section 2.5) attached hereto as Exhibit B. The date that the Leased Premises are so delivered to the Tenant shall be deemed the “Delivery Date.” The Intended Delivery Date is March 17, 2001, extended for such number of days as Landlord may be delayed in delivering possession of the Leased Premises to Tenant by reason of the action or inaction of Tenant. If Landlord is unable to so deliver possession of the Leased Premises to Tenant in the agreed condition on or before the Intended Delivery Date, then Tenant shall be entitled to receive a credit of two (2) days of free rent for each day after the Intended Delivery Date that the Leased Premises are not so delivered to Tenant, which free rent shall apply to the first months in which Base Monthly Rent is due. In addition, if Landlord is unable to so deliver possession of the Leased Premises to Tenant in the agreed condition on or before May 1, 2001 (extended for such number of days as Landlord may be delayed in delivering possession of the Leased Premises to Tenant by reason of the action or inaction of Tenant), Tenant shall have the right to terminate this Lease. If Tenant terminates the Lease, Landlord shall not be liable in damages to Tenant for any delay. If Tenant elects to receive the credit rather than electing to terminate this lease, Tenant may not thereafter terminate this Lease based upon this paragraph.

2.	In Exhibit B to the Original Lease (the Work Letter), Section 1 is hereby amended to read in full as follows:

“1. Construction of Improvements in Original Build-out Space. Landlord shall retain Pankow Special Projects Limited, or other contractor

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selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed) (“Landlord’s Contractor”) to furnish and install within the Original Build-out Space, certain items of general construction (the “Improvements”) as described by: (i) the plans prepared by Architectural Dimensions, Inc. (the “Landlord’s Architect”) dated March 13, 2000 and attached and incorporated herein as Schedule 1 to the Work Letter, and approved by Hooks Design and Architecture (“Tenant’s Architect”); (ii) the seven page untitled outline of Tenant’s requirements for its build-out dated “March 15, 2000 Revised”, attached and incorporated herein as Schedule 2 to the Work Letter; and (iii) Pankow Special Projects L.P.’s revised preliminary budget estimate dated March 2, 2000, attached and incorporated herein as Schedule 3 to the Work Letter. Landlord shall cause the Improvements to be completed by March 16, 2001. The Landlord’s Architect and Tenant’s Architect are collectively referred to as “Architects”.

3.	In Exhibit B to the Original Lease (the Work Letter), Section 4 is hereby amended to read in full as follows:

“4. Completion Date of Improvements. Landlord hereby agrees to construct the Base Building Improvements in the Original Build-out Space and in the Expansion Space in accordance with the Base Building Plans in good and workmanlike manner and in compliance with all applicable laws and regulations, at Landlord’s sole cost and expense except as expressly set forth in this Work Letter, and to complete the Improvements by March 16, 2001.”

4.	In addition to the Improvements and the Base Building Improvements, which Landlord is required to construct and furnish at Landlord’s expense, Landlord and Tenant have also agreed that Landlord shall retain Pankow Special Projects Limited to perform the additional work on the Premises detailed on Exhibit 1 (which work is referred to as “Tenant-Borne Improvements”).

Landlord has agreed to initially pay the costs of the Tenant-Borne Improvements, provided that Tenant shall repay Landlord for the actual costs incurred in making the Tenant-Borne Improvements, which may not exceed $200,000 (the “Tenant-Borne Improvement Costs”), in monthly installments over the first 18 months of the Lease Term. The amount of each monthly installment shall be determined by amortizing the Tenant-Borne Improvement Costs (together with simple interest at a rate of ten percent (10%)) over the 18 month period. Each monthly installment shall be paid to Landlord as additional rent under section 3.2(e) of the Original Lease.

Exhibit 1 may be amended hereafter by execution of a revised Exhibit 1 by Landlord and Tenant.

5.	All defined terms used in this First Amendment shall have the same meaning as in the Original Lease, except as expressly modified by this First Amendment.

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6.	Except as expressly modified by this First Amendment, the Original Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment on the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Amendment first above set forth.

LANDLORD:
ROTUNDA PARTNERS II, a California LLC

Dated: 1/08/01	By: /S/ Mark A. Moss Mark A. Moss Managing Member

TENANT:
SCIENTIFIC LEARNING CORPORATION, a Delaware corporation
Dated: 1/04/01	By: /S/ Frank Mattson
Title: President

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Exhibit 1 to First Amendment to Lease

List of Tenant-borne Improvements

Description of Work	FOB cost	Pankow overhead	Total cost
4 each 208V isolation transformer	$ 17,768	$ 2,221	$ 19,989

Wood lockers	$ 2,715	$ 339	$ 3,054
Wood locker installation	$ 720	$ 90	$ 810

dB sound block (7 rolls)	$ 4,200	$ 525	$ 4,725
installation of sound wall	$ 7,687	$ 961	$ 8,648
installation of dB block within wall	$ 1,665	$ 208	$ 1,873
less normal wall installation at 31' X $65	$ (2,015)	$ (252)	$ (2,267)

Shower facilities, as described in building construction plans dated August 18, 2000	$ 25,000.00	$ 3,125	$ 28,125
Hot water heater	$ 15,000.00	$ 1,875	$ 16,875

7th floor column removal	$ 86,368.00	$ —	$ 86,368

Total			$ 168,201

Amortized over 18 months/ per month charge			$10,101.63
Actual costs in regular type Estimated costs in italics

SECOND AMENDMENT to

LEASE dated March 20, 2000

by and between

ROTUNDA PARTNERS II, a California limited liability company, as Landlord

and

SCIENTIFIC LEARNING CORPORATION, a Delaware corporation, as Tenant

THIS SECOND AMENDMENT TO LEASE is dated June 15, 2001 for reference purposes only, and is made by and between ROTUNDA PARTNERS II, a California limited liability company (“Landlord”) and SCIENTIFIC LEARNING CORPORATION, a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Second Amendment shall have executed the Amendment.

WHEREAS, Landlord and Tenant have entered into the Lease dated March 20, 2000 and a First Amendment to Lease, dated December 29, 2000 (collectively, the “Existing Lease”); and

WHEREAS, Landlord and Tenant now wish to finalize their agreement with respect to payment of the costs for the additional work on the Premises that was requested by Tenant in addition to the Improvements and the Base Building Improvements.

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1.	In addition to the Improvements and the Base Building Improvements, which Landlord was required to construct and furnish at Landlord’s expense, and pursuant to the agreement of Landlord and Tenant, Landlord retained Pankow Special Projects Limited to perform additional work on the Premises requested by Tenant, all of which work has been completed (the “Tenant-Borne Improvements”) . Landlord has agreed to pay all costs of the Tenant-Borne Improvements. In exchange therefore, Tenant has agreed to pay Landlord the sum of $250,000, in monthly installments. The amount of each monthly installment shall be determined by amortizing $200,000 (together with simple interest at a rate of ten percent (10%)) over the 18 month period commencing April 1, 2001 and amortizing $50,000 (together with simple interest at a rate of ten percent (10%)) over the 15 month period beginning July 1, 2001. Each monthly installment shall be paid to Landlord as additional rent under section 3.2(e) of the Existing Lease. Tenant shall not have any further liability for any work on the Premises performed through the date of this Second Amendment.

2.	All defined terms used in this Second Amendment shall have the same meaning as in the Existing Lease, except as expressly modified by this Second Amendment.

3.	Except as expressly modified by this Second Amendment, the Existing Lease shall remain in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment on the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Amendment first above set forth.

LANDLORD:
ROTUNDA PARTNERS II, a California LLC

Dated: 6/15/01	By: /S/ Mark A. Moss Mark A. Moss Managing Member

TENANT:
SCIENTIFIC LEARNING CORPORATION, a Delaware corporation
Dated: 6/15/01	By: /S/ Frank Mattson
Title: President
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